   As filed with the Securities and Exchange Commission on September 20, 2002

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TOREADOR RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   75-0991164
        (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

         4809 COLE AVENUE, SUITE 108
                DALLAS, TEXAS                                   75205
  (Address of Principal Executive Offices)                   (Zip Code)

                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN
        AMENDED AND RESTATED 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                              G. THOMAS GRAVES III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                     (Name and address of agent for service)

                                 (214) 559-3933
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                JANICE V. SHARRY
                              HAYNES AND BOONE, LLP
                           901 MAIN STREET, SUITE 3100
                               DALLAS, TEXAS 75202
                                 (214) 651-5562

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
     Title of Securities       Amount To Be    Proposed Maximum Offering      Proposed Maximum           Amount of
      To Be Registered          Registered          Price per Share       Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
$.15625 PAR VALUE..........   1,136,960(1),(2)        $3.00(3)                 $3,410,880(3)             $313.80
=====================================================================================================================

(1) This registration statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plans described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(2) Includes 336,960 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan, as amended to date, 300,000 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation Amended and Restated 1994 Non-Employee Director Stock Option Plan and 500,000 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation 2002 Stock Option Plan.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the common stock on the Nasdaq National Market on September 19, 2002.

                STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

         Toreador Resources Corporation ("Toreador") previously filed (i) a registration statement on Form S-8 (Registration No. 333-14145) with the Securities and Exchange Commission on October 15, 1996 to register 225,000 shares of common stock authorized for issuance pursuant to the Toreador Royalty Corporation (n/k/a Toreador Resources Corporation) 1990 Stock Option Plan, to register 200,000 shares of common stock authorized for issuance pursuant to the Toreador Royalty Corporation (n/k/a Toreador Resources Corporation) 1994 Non-Employee Director Stock Option Plan, and 340,000 shares issuable upon the exercise of certain non-qualified options granted to certain employees, directors and consultants of Toreador, (ii) a registration statement on Form S-8 (Registration No. 333-88475) with the Securities and Exchange Commission on October 5, 1999 to register 295,000 shares of common stock authorized for issuance pursuant to the Toreador Royalty Corporation (n/k/a Toreador Resources Corporation) Amended and Restated 1990 Stock Option Plan and (iii) a registration statement on Form S-8 (Registration No. 333-53632) with the Securities and Exchange Commission on January 12, 2001 to register 143,040 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan.

         Toreador is filing this registration statement on Form S-8 with the Securities and Exchange Commission pursuant to General Instruction E to Form S-8 to register (i) an additional 336,960 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan, as amended to date, (ii) an additional 300,000 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation Amended and Restated 1994 Non-Employee Director Stock Option Plan and (iii) 500,000 shares of common stock authorized for issuance pursuant to the Toreador Resources Corporation 2002 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission by Toreador Resources Corporation pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

         (a) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001 (Securities and Exchange Commission File No. 0-02517, filed on April 15, 2002, with the Securities and Exchange Commission);

         (b) The registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002 (Securities and Exchange Commission File No. 0-02517, filed on May 20, 2002, with the Securities and Exchange Commission), the registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2002 (Securities and Exchange Commission File No. 0-02517, filed on August 14, 2002, with the Securities and Exchange Commission), and the registrant's current report on Form 8-K (Securities and Exchange Commission File No. 0-02517, filed on January 8, 2002, with the Securities and Exchange Commission); and

         (c) The description of the common stock of the registrant contained in the registration statements filed under Section 12 of the Securities Exchange Act of 1934, as amended, previously filed by the registrant with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), provides that no director of the registrant shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable (i) for any breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

         The bylaws of the registrant provide that the registrant shall indemnify and advance all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative ("Proceeding") to, any person who is, or is threatened to be made a witness in or a party to any Proceeding by reason of his or her being a director or former director of the registrant or who, while a director or officer of the registrant, is an employee or agent of the registrant or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the registrant ("Indemnitee"). The rights of Indemnitee shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by
Section 145(b) of the General Corporation Law of the State of Delaware in Proceedings by or in the right of the registrant and to the fullest extent permitted by Section 145(a) of the General Corporation Law of the State of Delaware in all other Proceedings. to the fullest extent permitted by applicable law in effect on the effective date of the bylaws and to such greater extent as applicable law may thereafter permit. Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the power to indemnify applies to actions brought by or in the right of the registrant to procure a judgment in its favor if the Indemnitee acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the General Corporation Law of the State of Delaware further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following is a list of exhibits filed as part of this registration statement.

Exhibit No.       Description
-----------       -----------

4.1 Amended and Restated Certificate of Incorporation of Toreador Resources Corporation (previously filed as Exhibit 3.1 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.2 Second Amended and Restated Bylaws of Toreador Resources Corporation (previously filed as Exhibit 3.2 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.3 Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan, effective as of September 24, 1998 (previously filed as Exhibit A to Toreador Royalty Corporation Preliminary Proxy Statement filed with the Securities and Exchange Commission on March 12, 1999, File No. 0-02517 and incorporated herein by reference).

4.4 Amendment Number One to the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.5 Toreador Resources Corporation Amended and Restated 1994 Non-Employee Director Stock Option Plan (previously filed as
                  Exhibit 10.2 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.6 Amendment Number Two to the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan (previously filed as Exhibit 10.4 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.7 Toreador Resources Corporation 2002 Stock Option Plan (previously filed as Exhibit 10.16 to Toreador Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2001, File No. 0-02517 and incorporated herein by reference).

4.8 Amendment Number One to the Toreador Resources Corporation 2002 Stock Option Plan (previously filed as Exhibit 10.5 to Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

23.1* Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2* Consent of Ernst & Young LLP., independent public accountants, to incorporation by reference.

23.3* Consent of LaRoche Petroleum Consultants, Ltd., independent petroleum engineers, to incorporation by reference.

24.1* Power of attorney (included on signature page to this Registration Statement).

----------

* Filed herewith.

Item 9. Undertakings.

         (a) The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 20, 2002.


                                    TOREADOR RESOURCES CORPORATION
                                             (Registrant)


                                    By: /s/ G. THOMAS GRAVES III
                                       -----------------------------------------
                                           G. Thomas Graves III
                                           President and Chief Executive Officer


         KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Toreador Resources Corporation, a Delaware corporation, hereby constitutes and appoints each of G. Thomas Graves III and Douglas W. Weir or either of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                             CAPACITY IN WHICH SIGNED                           DATE
        ---------                             ------------------------                           ----

/s/ G. THOMAS GRAVES III                 President, Chief Executive Officer and Director  September 20,  2002
------------------------------
G. Thomas Graves III


/s/ EDWARD NATHAN DANE                   Director                                         September 20,  2002
------------------------------
Edward Nathan Dane


/s/ PETER L. FALB                        Director                                         September 20,  2002
------------------------------
Peter L. Falb


/s/ THOMAS P. KELLOGG, JR.               Director                                         September 20,  2002
------------------------------
Thomas P. Kellogg, Jr.


/s/ WILLIAM I. LEE                       Director                                         September 20,  2002
------------------------------
William I. Lee


/s/ JOHN MARK MCLAUGHLIN                 Director                                         September 20,  2002
------------------------------
John Mark McLaughlin


/s/ H.R. SANDERS, JR.                    Director                                         September 20,  2002
------------------------------
H.R. Sanders, Jr.


/s/ DAVID M. BREWER                      Director                                         September 20,  2002
------------------------------
David M. Brewer


/s/ HERBERT L. BREWER                    Director                                         September 20,  2002
------------------------------
Herbert L. Brewer


/s/ JOSEPH J. SIMONS                     Director                                         September 20,  2002
------------------------------
Joseph J. Simons


/s/ DOUGLAS W. WEIR                      Senior Vice President - Chief Financial Officer  September 20,  2002
------------------------------           (Principal Financial and Accounting Officer)
Douglas W. Weir

                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

4.1               Amended and Restated Certificate of Incorporation of Toreador
                  Resources Corporation (previously filed as Exhibit 3.1 to
                  Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.2               Second Amended and Restated Bylaws of Toreador Resources
                  Corporation (previously filed as Exhibit 3.2 to Toreador
                  Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

4.3               Toreador Royalty Corporation Amended and Restated 1990 Stock
                  Option Plan, effective as of September 24, 1998 (previously filed as Exhibit A to Toreador Royalty Corporation Preliminary
                  Proxy Statement filed with the Securities and Exchange
                  Commission on March 12, 1999, File No. 0-02517 and incorporated herein by reference).

4.4               Amendment Number One to the Toreador Resources Corporation
                  Amended and Restated 1990 Stock Option Plan (previously filed as Exhibit 10.1 to Toreador Resources Corporation Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 2002, File
                  No. 0-02517 and incorporated herein by reference).

4.5               Toreador Resources Corporation Amended and Restated 1994
                  Non-Employee Director Stock Option Plan (previously filed as
                  Exhibit 10.2 to Toreador Resources Corporation Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 2002, File
                  No. 0-02517 and incorporated herein by reference).

4.6               Amendment Number Two to the Toreador Resources Corporation
                  Amended and Restated 1990 Stock Option Plan (previously filed as Exhibit 10.4 to Toreador Resources Corporation Quarterly
                  Report on Form 10-Q for the quarter ended June 30, 2002, File
                  No. 0-02517 and incorporated herein by reference).

4.7               Toreador Resources Corporation 2002 Stock Option Plan
                  (previously filed as Exhibit 10.16 to Toreador Resources
                  Corporation Annual Report on Form 10-K for the year ended
                  December 31, 2001, File No. 0-02517 and incorporated herein by reference).

4.8               Amendment Number One to the Toreador Resources Corporation
                  2002 Stock Option Plan (previously filed as Exhibit 10.5 to
                  Toreador Resources Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 0-02517 and incorporated herein by reference).

5.1*              Opinion of Haynes and Boone, LLP.

23.1* Consent of Haynes and Boone, LLP (included in the opinion of Haynes and Boone, LLP, filed herewith as Exhibit 5.1).

23.2* Consent of Ernst & Young LLP, independent public accountants, to incorporation by reference.

23.3* Consent of LaRoche Petroleum Consultants, Ltd., independent petroleum engineers, to incorporation by reference.

24.1* Power of attorney (included on signature page to this Registration Statement).

----------

* Filed herewith.